UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016 (July 11, 2016)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 11, 2016, Inventergy Global, Inc. (the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) that the Nasdaq Hearings Panel had granted the Company an extension (the “Extension”) to regain compliance with the Nasdaq continued listing requirements. The Extension is subject to conditions which require the Company to complete certain forecasted transactions prior to August 31, 2016 and October 15, 2016, both of which are expected to result in the Company regaining compliance with the $2.5 million stockholders’ equity requirement. Failure to comply with the conditions of the Nasdaq Hearings Panel could result in the delisting of the Company’s securities from Nasdaq. There can be no assurance that the Company will be able to satisfy the conditions required for the Extension.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated July 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2016

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer